                           FOURTH AMENDMENT AND WAIVER
                    TO AMENDED AND RESTATED REVOLVING CREDIT
                             AND TERM LOAN AGREEMENT

      Fourth Amendment and Waiver to Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 22, 1996 (the "Fourth Amendment"), by and among AU BON PAIN CO., INC., a Delaware corporation ("ABP"), SAINT LOUIS BREAD COMPANY, INC., a Delaware corporation ("Saint Louis Bread"), ABP MIDWEST MANUFACTURING CO., INC., a Delaware corporation ("ABP Midwest", and, collectively with ABP and Saint Louis Bread, the "Borrowers"), and USTRUST, a Massachusetts trust company, THE FIRST NATIONAL BANK OF BOSTON, a national banking association, CITIZENS BANK OF MASSACHUSETTS, a Massachusetts savings bank (collectively, the "Banks"), and USTRUST as agent for the Banks (in such capacity, the "Agent"), amending certain provisions of the Amended and Restated Revolving Credit and Term Loan Agreement dated as of March 17, 1995 (as amended by the First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of September 6, 1995, the Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of July 24, 1996, the Third Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of September 6, 1996, and as further amended and in effect from time to time, the "Credit Agreement") by and among the Borrowers, the Banks and the Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

      WHEREAS, the Borrowers, the Banks and the Agent have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Fourth Amendment;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      SECTION 1. AMENDMENT TO SECTION 1 OF THE CREDIT AGREEMENT. Section 1 of the Credit Agreement is hereby amended by amending the definition of "Consolidated Net Income" as follows:

            (a) by inserting after the words "Consolidated Net Income" in the heading thereof the parenthetical phrase "(or Deficit)"; and

            (b) by inserting after the words "the net income" in the first line thereof the parenthetical phrase "(or deficit)".

      SECTION 2. AMENDMENTS TO SECTION 7 OF THE CREDIT AGREEMENT. Section 7 of the Credit Agreement is hereby amended as follows:

            (a) Section 7.3 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following new Section 7.3:

                  Section 7.3. Consolidated Capital Expenditures. With respect to each fiscal year of the Borrowers set forth in the table below, the Borrowers will not permit (a) Consolidated Capital Expenditures (other than Capital Expenditures incurred in such fiscal year in connection with the acquisition and equipping of, and improvements to, the Borrowers' facilities in Mexico, Missouri) to exceed the amount set forth in the table below opposite such fiscal year in the column headed "Maximum Consolidated Capital Expenditures" or (b) Consolidated New Cafe Capital Expenditures to exceed the amount set forth in the table below opposite such fiscal year in the column headed "Maximum Consolidated New Cafe Capital Expenditures"; provided that with regard to any such fiscal year (other than the fiscal year ending on December 26, 1998), if Consolidated Adjusted Cash Flow for such fiscal year is less than that amount set forth in the table below opposite such fiscal year in the column headed "Consolidated Adjusted Cash Flow," Maximum Consolidated Capital Expenditures and Maximum Consolidated New Cafe Capital Expenditures permitted hereunder for such fiscal year shall be reduced by the difference between the amount set forth for such fiscal year in such column headed " Consolidated Adjusted Cash Flow" and the actual Consolidated Adjusted Cash Flow for such fiscal year.

          ----------------------------------------------------------------
                             MAXIMUM         MAXIMUM
                          CONSOLIDATED   CONSOLIDATED NEW   CONSOLIDATED
           FISCAL YEAR       CAPITAL       CAFE CAPITAL     ADJUSTED CASH
              ENDING      EXPENDITURES     EXPENDITURES         FLOW
          ----------------------------------------------------------------
             12/28/96      $14,000,000      $4,000,000      $15,300,000
          ----------------------------------------------------------------
             12/27/97      $20,000,000      $9,000,000      $22,000,000
          ----------------------------------------------------------------
             12/26/98      $26,000,000     $16,000,000          n/a
          ----------------------------------------------------------------

            (b) Section 7.5 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following new Section 7.5:

                  Section 7.5 Projected New Cafe Capital Expenditures. With
            respect to each fiscal quarter of the Borrowers set forth in the table below, the Borrowers will not permit Projected New Cafe Capital Expenditures for the fiscal year specified opposite such fiscal quarter in the table below to exceed the amount set forth in the table below opposite such fiscal quarter in the column headed "Maximum Projected New Cafe Capital Expenditures"; provided that if, with respect to each fiscal quarter (other than the fiscal quarters ending on October 5, 1996 and April 18, 1998) set forth in the table below, Consolidated Adjusted Cash Flow determined for the period of four consecutive fiscal quarters then ending is less than that amount set forth in the table below opposite such fiscal quarter in the column headed "Consolidated Adjusted Cash Flow," Maximum Projected New Cafe Capital Expenditures permitted hereunder for such fiscal quarter shall be reduced by the difference between the amount set forth for such period of four consecutive fiscal quarters in such column headed "Consolidated Adjusted Cash Flow" and the actual Consolidated Adjusted Cash Flow for such period.

             ------------------------------------------------------------
                                             MAXIMUM
                                 FOR       PROJECTED NEW     CONSOLIDATED
             FISCAL QUARTER    FISCAL      CAFE CAPITAL     ADJUSTED CASH
                 ENDING         YEAR       EXPENDITURES          FLOW
             ------------------------------------------------------------
                 10/5/96        1997        $1,000,000           n/a
             ------------------------------------------------------------
                12/28/96        1997        $4,000,000       $15,300,000
             ------------------------------------------------------------
                 4/19/97        1997        $6,000,000       $16,200,000
             ------------------------------------------------------------
                 7/12/97        1997        $9,000,000       $16,800,000
             ------------------------------------------------------------
                 10/4/97        1998        $6,000,000       $20,000,000
             ------------------------------------------------------------
                12/27/97        1998        $9,000,000       $22,000,000
             ------------------------------------------------------------
                 4/18/98        1998       $12,000,000           n/a
             ------------------------------------------------------------

            (c) Section 7.7 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following new section:

                  Section 7.7. Net Losses. The Borrowers and their Subsidiaries will not permit (a) Consolidated Net Deficit for the period of two consecutive fiscal quarters ending December 28, 1996 to exceed $2,700,000, and (b) Consolidated Net Income for each period consisting of two consecutive fiscal quarters commencing with the period of two consecutive fiscal quarters ending April 19, 1997 to be less than $1.00.

            (d) Section 7.8 of the Credit Agreement is hereby amended by deleting the table set forth therein in its entirety and replacing it with the following new table:

                    ------------------------------------------
                     TWO CONSECUTIVE           CONSOLIDATED
                     FISCAL QUARTERS          ADJUSTED CASH
                          ENDING                   FLOW
                    ------------------------------------------
                         12/28/96              $ 5,100,000
                    ------------------------------------------
                         4/19/97               $ 9,500,000
                    ------------------------------------------
                         7/12/97               $10,500,000
                    ------------------------------------------
                         10/4/97               $ 8,700,000
                    ------------------------------------------

                         12/27/97              $ 9,700,000
                    ------------------------------------------
                         4/18/98               $11,000,000
                    ------------------------------------------

      SECTION 3. AMENDMENT TO SCHEDULE 1.1(a). Schedule 1.1(a) to the Credit Agreement is hereby amended by deleting such schedule in its entirety and replacing it with Schedule 1.1(a) attached hereto.

      SECTION 4. WAIVER. The Borrowers have informed the Banks that they are not in compliance with the financial covenants under Section 7.7 and Section 7.8 of the Credit Agreement (prior to the effectiveness of this Fourth Amendment) as of the end of the fiscal quarter ending October 5, 1996, resulting in two Events of Default under Section 10(c) of the Credit Agreement (the "Existing Defaults"). The Borrowers hereby request that the Banks waive the Existing Default. In response to the Borrowers' request, the Banks hereby waive the Existing Default, provided that the waiver contained herein shall operate solely with respect to the Existing Defaults as in effect as of the end of the fiscal quarter ending October 5, 1996 and shall not impair any right or power accruing to the Banks with respect to any other Default or Event of Default which may now exist or any Default or Event of Default which may occur after the date hereof including without limitation any Event of Default with respect to Section 7.7 and
Section 7.8 of the Credit Agreement.

      SECTION 5. REPRESENTATIONS AND WARRANTIES. Each of the Borrowers hereby repeats, on and as of the date hereof, each of the representations and warranties made in Section 5 of the Credit Agreement as though such representations and warranties refer specifically to such Borrower, except to the extent of changes resulting from transactions contemplated or permitted by this Fourth Amendment or the Credit Agreement and except to the extent that such representations and warranties relate expressly to an earlier date; provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. No Default or Event of Default has occurred and is continuing under the Credit Agreement after giving effect to this Fourth Amendment.

      SECTION 6. EFFECTIVENESS. The effectiveness of this Fourth Amendment shall be subject to the satisfaction of the following conditions precedent:

            Section 6.1. Corporate Action. All corporate action necessary for the valid execution, delivery and performance by each of the Borrowers of this Fourth Amendment and the other Loan Documents to which they are or are to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

            Section 6.2. Loan Documents. This Fourth Amendment shall have been duly executed and delivered to the Agent by each of the parties to the Credit Agreement.

            Section 6.3. Amendment Fee. The Borrowers shall have paid the Agent, for the pro rata accounts of the Banks, an amendment fee in the amount of $15,000.

            Section 6.4. Amendment of Letter of Credit Reimbursement Agreement. The Banks shall have received a duly executed amendment and waiver to that certain Letter of Credit Reimbursement Agreement dated as of July 1, 1995 among ABP, ABP Midwest and Citizens Trust Company, as amended, in form and substance satisfactory to the Banks and the Agent.

            Section 6.5. Side Letter. A side letter concerning Consolidated Capital Expenditures shall have been duly executed and delivered to the Agent by each of the parties to the Credit Agreement.

      SECTION 7. RATIFICATION, ETC. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Loan Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Fourth Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

      SECTION 8. NO WAIVER. Except as otherwise expressly provided in Section 4, nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrowers or any rights of the Agent or the Banks consequent thereon.

      SECTION 9. COUNTERPARTS. This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

      SECTION 10. GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

      IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as a document under seal as of the date first above written.

                              AU BON PAIN CO., INC.


                              By:   /s/ Louis I. Kane
                                    Name:   Louis I. Kane
                                    Title:  Co-Chairman


                              SAINT LOUIS BREAD COMPANY, INC.


                              By:   /s/ Louis I. Kane
                                    Name:  Louis I. Kane
                                    Title: Executive Vice President


                              ABP MIDWEST MANUFACTURING CO., INC.


                              By:   /s/ Louis I. Kane
                                    Name:  Louis I. Kane
                                    Title: Executive Vice President


                              USTRUST
                                INDIVIDUALLY AND
                                    AS AGENT


                              By:   /s/ Anthony Wilson
                                    Anthony Wilson
                                    Vice President


                              THE FIRST NATIONAL BANK
                              OF BOSTON


                              By:   /s/ Margaret Ronan Stack
                                    Margaret Ronan Stack
                                    Vice President

                              CITIZENS BANK OF MASSACHUSETTS


                              By:   /s/ Anne Forbes Van Nest
                                    Name:  Anne Forbes Van Nest
                                    Title: Vice President

                                                                 Schedule 1.1(a)

                          REVOLVING CREDIT COMMITMENTS


                                                                      Commitment
Lender                                    Commitment                  Percentage
------                                    ----------                  ----------
USTrust                                   $9,333,333.34               33-1/3%
30 Court Street
Boston, Massachusetts 02108
Telefax Number: (617) 726-7380
Telex: 681752
Answerback: UST BSN
Attention: Anthony G. Wilson, V.P.

The First National Bank of Boston         $9,333,333.33               33-1/3%
100 Federal Street
Boston, Massachusetts 02110
Telefax Number: (617) 434-4426
Telex: 940581
Answerback: BOSTONBK BSN
Attention: Margaret R. Stack, V.P.

Citizens Bank of Massachusetts            $9,333,333.33               33-1/3%
55 Summer Street
Boston, MA 02110
Telefax Number: (617) 482-9730
Attention: Anne Forbes Van Nest

                                    November 22, 1996


Au Bon Pain Co., Inc.
19 Fid Kennedy Avenue
Marine Industrial Park
Boston, Massachusetts  02210

Attention: Mr. Anthony J. Carroll, Chief Financial Officer

      Re: Consolidated Capital Expenditures

Ladies and Gentlemen:

      Please refer to that certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of March 17, 1995 (as amended by the First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of September 6, 1995, the Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of July 24, 1996, the Third Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of September 6, 1996, and the Fourth Amendment and Waiver to Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 22, 1996, and as further amended and in effect from time to time, the "Credit Agreement") by and among the Borrowers, the Banks and the Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

      This letter is being executed in connection with the Fourth Amendment and Waiver to Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 22, 1996 among all the parties to the Credit Agreement pursuant to which the Credit Agreement is being amended.

      The undersigned hereby agree that at any time between April 30, 1997 and May 30, 1997, if Citizens Bank of Massachusetts ("Citizens") remains a party to the Credit Agreement as a Bank thereunder at such time, any Bank may unilaterally demand that the "Maximum Consolidated Capital Expenditures" permitted to be made by the Borrowers under Section 7.3 of the Credit Agreement for fiscal year 1997 be reduced to an amount of not less than $15,000,000 as specified by such Bank. Such demand may be made regardless of whether the Borrowers are in compliance with the covenants set forth in the Credit Agreement.

      The undersigned hereby further agree that upon any Bank making such demand, the Credit Agreement shall be promptly amended to evidence such reduction in the "Maximum Consolidated Capital Expenditures" permitted to be made by the Borrowers under Section 7.3 of the Credit Agreement.

      If the foregoing correctly sets forth our agreement, kindly execute this letter in the appropriate space below, whereupon this letter shall become enforceable as a sealed instrument under the laws of the Commonwealth of Massachusetts.

                                     Very truly yours,

                                     USTRUST
                                     INDIVIDUALLY AND AS AGENT


                                     By:/s/ Anthony Wilson
                                            Anthony Wilson
                                            Vice President

                                     THE FIRST NATIONAL BANK OF BOSTON


                                     By:/s/ Margaret Ronan Stack
                                            Margaret Ronan Stack
                                            Vice President

                                     CITIZENS BANK OF MASSACHUSETTS


                                     By:          /s/ Anne Forbes Van Nest
                                        Name:     Anne Forbes Van Nest
                                        Title:    Vice President

ACCEPTED:

AU BON PAIN CO., INC.


By: /s/ Louis I. Kane
   Name:    Louis I. Kane
   Title:   Co-Chairman

SAINT LOUIS BREAD COMPANY, INC.


By: /s/ Louis I. Kane
   Name:    Louis I. Kane
   Title:   Executive Vice President

ABP MIDWEST MANUFACTURING CO., INC.


By: /s/ Louis I. Kane
   Name:    Louis I. Kane
   Title:   Executive Vice President